LOAN AGREEMENT

THIS AGREEMENT is made as of March 12, 2008,

BETWEEN:

CHEETAH OIL & GAS LTD., a corporation incorporated under the laws of Nevada, having an office at Box 172, Station “A”, Nanaimo, British Columbia, V9R 5K9, attention Ms. Georgina Martin. Fax (250) 715 1186

(the “Borrower”)

AND:

INVICTA OIL & GAS LTD., a corporation incorporated under the laws of Canada, having an office at 220 - 1075 West Georgia Street, Vancouver, British Colombia V7P 2G2

(the “Lender”)

WHEREAS:

A.	The Borrower has requested and the Lender has agreed to lend to the Borrower an aggregate principal amount of $500,000 (the “Loan”), to be used by the Borrower for general corporate purposes;
B.

The Borrower has agreed to provide the Lender with security for the Loan in the form of a pledge and security agreement (the “Security Agreement”) granting to the Lender a first ranking security interest in all of the shares owned by the Borrower in the capital of Cheetah Oil & Gas Ltd. (“Cheetah BC”) , a company incorporated under the laws of British Columbia (the “Collateral”); and

C.	The parties wish to record the terms and conditions of the Loan to be made pursuant to the terms of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that pursuant to the premises and in consideration of the mutual covenants contained in this Agreement and the agreement of the Lender to advance funds to the Borrower, the parties covenant and agree as follows:

1.	LOAN

1.1                        Loan. The Lender will make the Loan available to the Borrower, to be drawn down in an initial draw of $200,000 and three further quarterly draws of $100,000, to a aggregate maximum of $500,000. An advance will be made by the Lender upon receipt of a draw request and Borrower’s Certificate in the form attached as Schedule “A” (“Draw Request”). Each Draw request must state:

(a)	that the Borrower will use the funds to be advanced by the Lender upon receipt of the Draw Request for the operation of the Borrower’s business and not to support the business of any third party;
(b)	the total amount of all previous draw requests (if any);
(c)	the amount of funds requested, provided that the sum of the amount requested and the aggregate amount of all previous draw requests cannot exceed $500,000;
(d)	the details of the Borrower’s bank account into which the funds are to be paid; and
(e)	a confirmation that no default exists under this Agreement.

1.2                        Closing. Subject to section 1.4 below, the Lender will make the first advance of $200,000 to the Borrower on March ____, 2008, or such other date as the parties may agree.

1.3                        Interest Rate. The Loan is to bear interest from the date any funds are advanced to the Borrower to the date of full repayment of all amounts outstanding under the Loan at 8% per annum, accruing daily before as well as after maturity, default or judgment (the “Interest Rate”). In addition, the Borrower will, as soon as practicable, issue 100,000 of its common shares (the “Bonus Shares”) to the Lender for no additional consideration. The Bonus Shares will be fully-paid and non-assessable shares, and the Borrower will take all such action as may be reasonably requested by the Lender to ensure that such Bonus Shares will become freely-tradable as soon as practicable under applicable Canadian and US securities laws. The Bonus Shares will be issued at a deemed price per share of US$0.08.

1.4                        Conditions Precedent to Advance. The Lender will not have any obligation to advance all or any portion of the Loan to the Borrower until all of the following have been fulfilled to the Lender’s satisfaction:

(a)	the Borrower has executed and delivered this Agreement;
(b)	the Borrower has executed and delivered to the Lender a Draw Request and Promissory Note;
(c)	the Borrower has delivered to the Lender the original certificate(s) representing all of the shares owned by the Borrower in the capital of Cheetah BC; and
(d)	all filings necessary or advisable have been made in the appropriate jurisdictions and there exists valid, perfected and enforceable security over the Collateral.

1.5                        Payment of Principal and Interest. The Borrower will pay to the Lender in full the principal amount of the Loan and all accrued Interest on the earlier to occur of:

(a)	the date that is 90 days following receipt from the Lender of a written demand for repayment; or

(b)	an Event of Default occurring hereunder.

1.6                        Prepayment. The Borrower may prepay the Loan in whole or in part, at any time and from time to time without notice, bonus or penalty.

1.7                        Applications of Payments. All payments of cash made by the Borrower to the Lender are to firstly be applied to interest and secondly to the principal balance outstanding under the Loan.

1.8                        Promissory Notes. The Loan is to be evidenced by promissory notes (each, a “Promissory Note”) in the form attached hereto as Schedule “C”, issued by the Borrower to the Lender for the amount of each and every advance.

1.9                        Manner of Payments. The Borrower will make all payments to the Lender under this Agreement by wire transfer, cheque, direct deposit or bank draft in immediately available funds to such account or accounts of the Lender the Lender may direct from time to time.

1.10                     Withholding Taxes. If the Borrower is required by law to withhold from any payment required to be made to the Lender under this Agreement or a Promissory Note, any amount on account of any taxes imposed by the laws of Canada, or the laws applicable therein, the Borrower will make the withholding and pay the amount withheld to the appropriate governmental authority before penalties attach or interest accrues. The amount of any payment required to be made hereunder by the Borrower to the Lender is to be reduced by any amount withheld and paid in respect of such payment in accordance with this Section. Upon request of the Lender, the Borrower will deliver to the Lender official tax receipts evidencing such payments.

2.	Security agreement

2.1                        Security Agreement. The Loan advanced under this Agreement is to be secured by the Security Agreement in the form required by the Lender, and the Borrower agrees to execute and deliver, or cause to be delivered, an original copy of the Security Agreement for at the time of execution of this Agreement.

3.	Representations and Warranties

3.1                        Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender that:

(a)

it has been duly incorporated, validly exists and is in good standing under the jurisdiction of its incorporation and each jurisdiction where it carries on business and has been duly licensed to carry on business in all jurisdictions where it is carrying on business,

(b)

it has the power and authority to enter into, execute and deliver and to keep, observe and perform all of the covenants, agreements and other obligations made by or imposed on it under this Agreement and the Security Agreement (together the “Loan Documents”),

(c)

the Loan Documents and all other instruments and agreements delivered by the borrower to the Lender pursuant to this Agreement have been or will be validly executed by it or on its behalf and, when delivered to the Lender, will be legal, valid and binding obligations of it, enforceable in accordance with their respective terms, except as enforcement may be limited by,

(i)	applicable bankruptcy, insolvency, moratorium, reorganization and similar laws at the time in effect affecting the rights of creditors generally, and

(ii)	equitable principles which may limit the availability of certain remedies, including the remedy of specific performance,

(d)

the execution, delivery and performance by it of the Loan Documents does not contravene any material provision of any regulation, order or permit applicable to it, or cause a breach of or constitute a default under or require any consent under any agreement or instrument to which it is a party or by which it is bound except such as have been obtained,

(e)

there are no suits or judicial proceedings or proceedings before any governmental commission, board or other agency, actual, pending or to its knowledge threatened against it which involves a significant risk of a judgment or liability which, if satisfied, would have an adverse effect upon its financial position or the ability to meet its obligations under this Agreement or to grant the Loan Documents,

(f)

it is not in default under any guarantee, note or other instrument evidencing any indebtedness, other than as disclosed in writing to the Lender by the Borrower, and to its knowledge there exists no state of facts which, after notice or lapse of time or both or otherwise, would constitute such a default, and

(g)	no event is outstanding which constitutes, or with notice or lapse of time or both would constitute, an Event of Default (as defined below).
4.	COVENANTS

4.1                        Affirmative Covenants. Until such time that the Loan and any outstanding Interest are repaid in full, the Borrower will:

(a)	pay all amounts due and owing to the Lender when due;
(b)	at all times maintain its corporate existence and be registered or licensed to carry on business in all jurisdictions where the nature of its business makes it prudent to do so;
(c)	preserve and protect the goodwill, assets, business and undertaking of the Borrower;

(d)

maintain adequate records and books of account reflecting all financial transactions in conformity with generally accepted accounting principles and provide to the Lender its unaudited quarterly and audited annual financial statements, including its balance sheet, income statement and statement of cash flow;

(e)	comply in all material respects with all material contracts, arrangements, agreements or understandings entered into by the Borrower;
(f)	promptly notify the Lender of any changes regarding the Borrower or the Collateral as necessary to permit the Lender to maintain perfection of their security interest;
(g)	materially comply with all applicable environmental laws and promptly provide notice to the Lender of any material default or breach of any environmental law;
(h)	pay all taxes and claims when due; and
(i)	provide to the Lender such further assurances as may be reasonably requested by the Lender to create, perfect and maintain their interest in the Collateral.

4.2                        Negative Covenants. Until such time that the Loan and any outstanding Interest are repaid in full and without the prior consent of the Lender, the Borrower will not

(a)

create, assume or have outstanding any mortgage, pledge, charge, assignment or other security, whether fixed or floating, on any of its properties, assets or undertakings ranking or purporting to rank or capable of being enforced in priority, or pari passu with the Loan and the Loan Documents;

(b)	guarantee, endorse or otherwise become surety for the obligations of any other person;
(c)	reorganize or amalgamate with any other person;
(d)	make any inter-company loans or shareholder loans or investments, except in the ordinary course of business;
(e)	dispose of any of its assets, property or undertaking, except in the ordinary course of business; or
(f)	materially change its business.

5.	EVENTS OF DEFAULT

5.1                        Events of Default. Each of the following events constitutes a default by the Borrower under this Agreement (each, an “Event of Default”), unless the Lender agrees to waive such default:

(a)	the Borrower fails to pay any amount owing to the Lender under this Agreement when due, and such amount remains unpaid for five days;
(b)	any of the representations or warranties of the Borrower in this Agreement are misleading, or incorrect in any material respect;
(c)	the Lender ceases to have a valid, perfected and enforceable charge over the Collateral;
(d)	an order is made or a resolution passed for the liquidation or winding-up of the Borrower; or
(e)

if the Borrower becomes insolvent, admits in writing its inability to pay its debts as they become due or otherwise acknowledges its insolvency, commits an act of bankruptcy, makes an assignment or bulk sale of its assets, is adjudged or declared bankrupt or makes an assignment for the benefit of creditors or a proposal or similar action under the Bankruptcy and Insolvency Act (Canada), the Companies Creditors’ Arrangement Act (Canada) or any similar legislation, or commences any other proceedings relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or thereafter in effect, or consents to any such proceeding.

5.2                        Remedies For Events of Default. Upon the occurrence of an Event of Default, the Lender may:

(a)

immediately declare due and payable the outstanding balance of the Loan and any unpaid accrued Interest without presentment of the Notes, and without demand, protest or other notices of any kind, all of which are expressly waived by the Borrower; and/or

(b)	exercise any and all rights, powers, remedies and recourses available to the Lender under the Loan Documents, at law, in equity or otherwise.

5.3                        Waiver of Default. The Lender may, in writing in their absolute discretion at any time and from time to time, waive any breach by the Borrower of any of its covenants in this Agreement, provided that any such waiver does not constitute a continuing waiver and does not constitute a waiver of any other term or provision of this Agreement.

5.4                        No Waiver. No failure or delay on the part of the Lender in exercising any right, power or privilege under this Agreement operates as a waiver thereof; nor does any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Agreement expressly specified are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. The acceptance by the Lender of any payment of or on account of the Loan after a default or of any payment on account of any partial default is not to be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby. The Lender may exercise any and all rights, powers, remedies and recourses available to them under this Agreement, or any other remedy available to them, concurrently or individually without the necessity of an election.

6.	general

6.1                        Person. References in this Agreement to a “person” includes any individual, partnership, joint venture, company, corporation, unincorporated entity, government entity or other entity, whether having legal status or not, and includes persons acting in concert with each other.

6.2                        Currency. All references to dollars or currency in this Agreement are to Canadian dollars.

6.3                        Governing Law. This Agreement and all matters arising under it are to be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, and each of the parties submit and attorn to the jurisdiction of the courts of British Columbia.

6.4                        Severability. If any provision of this Agreement or any part thereof is determined to be invalid, it is to be severable and severed from this Agreement and the remainder of this Agreement is to be construed as if such invalid provision or part has been deleted from this Agreement.

6.5                        Gender and Number. Words importing the masculine gender include the feminine and neuter genders and words in the singular include the plural, and vice versa.

6.6                        Headings. The headings are inserted for convenience only and are not to affect the interpretation of this Agreement.

6.7                        Non-limiting. The word “including”, when following any general statement, is to be construed as referring to all other things that could reasonably fall within the scope of such general statement, whether or not non-limiting language (such as “without limitation”) is used.

6.8                        Notice. All notices, demands and payments under this Agreement must be in writing and may be delivered personally, via e-mail or by facsimile transmission to the addresses set out on the first page of this Agreement or to such other addresses as may from time to time be notified in writing by the parties. All notices will be deemed to have been given and received on the next business day following the date of transmission or delivery, as the case may be.

6.9                        Co-operation. Each of the parties will execute all such further documents and do all such further things as may reasonably be required by another party in order to give full effect to this Agreement.

6.10                      Fees and Expenses. The Borrower will pay to the Lender all of its reasonable legal and other fees and disbursements in respect of the Loan, including the preparation, execution and carrying out of this Agreement and the Security Agreement, and on default will pay all costs, charges and expenses of the Lender taken to protect and preserve their security and in enforcing this Agreement and the Security Agreement. All such costs and expenses are payable by the Borrower to the Lender on demand, and in default of payment are to bear interest at the Interest Rate.

6.11                      No Prejudice. Nothing in this Agreement is to prejudice or impair any other right or remedy that the Lender may otherwise have with respect to the Loan or any rights or remedies the Lender may have with respect to other loans that may be made to the Borrower.

6.12                      No Assignment. No party may assign or transfer its rights under this Agreement, or any portion of the Loan, without the prior written consent of the other parties.

6.13                      Enurement. This Agreement is binding upon and enures to the benefit of the Borrower and the Lender and their respective successors and assigns.

6.14                      Confidentiality. All documents associated with this transaction are to be confidential and the parties will not disclose such documents to any other person except as may be required by law. Each party will use its reasonable efforts to provide prior notice to the other parties of any such discloser.

6.15	Time. Time is of the essence of this Agreement.

6.16                      Entire Agreement; Conflict of Instruments. The Loan Documents represent the entire agreement between the parties and supersede any prior arrangements or agreement, whether in writing or not, among the parties.

6.17                      Counterparts. The parties may deliver this Agreement in counterparts and by facsimile transmission, with the same effect as if all parties had all signed an original copy of the same agreement, and all counterparts are to be construed together as one and the same agreement.

BALANCE OF PAGE HAS BEEN INTENTIONALLY LEFT BLANK

AS EVIDENCE OF THEIR AGREEMENT the parties have caused this Loan Agreement to be executed and delivered as of the date first noted above.

CHEETAH OIL & GAS LTD.
Per:
Authorized Signatory

INVICTA OIL & GAS LTD.
Per:
Authorized Signatory

SCHEDULE “A”

See attached Draw Request

Loan Draw Request

and Borrower’s Certificate

I, ___________________________________, the President of CHEETAH OIL& GAS LTD. (the “Borrower”) hereby certify, without personal liability, that as of ________________, 2008:

1.

I am familiar with and have examined the provisions of the Bridge Loan Agreement (the “Agreement”) dated March ______, 2008, between the Borrower and Invicta Oil & Gas Ltd. (the “Lender”), and have made reasonable investigations of corporate records and inquiries of other officers and senior personnel of the Borrower. Terms defined in the Agreement have the same meanings where used in this certificate.

2.	The representations and warranties contained in the Agreement are true and correct.
3.

No event or circumstance has occurred which constitutes or which, with the giving of notice, lapse of time, or both, would constitute a breach of any covenant or other term or condition of the Agreement and there is no reason to believe that during the next month any such event or circumstance will occur.

4.	The funds to be advanced by the Lender upon receipt of this Draw Request will be used for the operation of the Borrower’s business and will not be used to support the business of any third party.
5.	As of this date, the Lender has advanced $_______________ to the Borrower under the Agreement.
6.	I hereby request on behalf of the Borrower that the sum of $200,000.00 be advanced to the Borrower by the Lender as a further advance under the Agreement. The advance is to be made as follows:
(a)	[Insert Bank account and wire information or list the cheques required and the party to whom they are payable]
7.	I have executed and hereby deliver concurrently with this Draw Request a Promissory Note in the amount of $200,000.

Dated this ______ day of                                              , 2008.

CHEETAH OIL & GAS LTD.

Per:

Name:

Title:

SCHEDULE “B”

See attached Promissory Note.

DEMAND PROMISSORY NOTE

___________, ______, 2008

TO:	INVICTA OIL & GAS LTD. (the “Lender”)
220 - 1075 West Georgia Street
Vancouver, British Colombia V7P 2G2

FOR VALUE RECEIVED, CHEETAH OIL & GAS LTD. (the “Borrower”) acknowledges itself indebted and promises to pay to, or to the order of, the Lender at the address indicated above the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the “Principal Sum”), together with interest on the outstanding balance of the Principle Sum from time to time at the rate equal to 8% PER ANNUM, both before and after maturity, ON DEMAND, subject to any restrictions on such demand as set out in a Loan Agreement between the Lender and the Borrower dated as of March 11, 2008.

If any payment is not made when required to be made in accordance with this promissory note, interest is to be paid by the Borrower on such overdue amount, including any accrued and unpaid interest, in the same manner as is paid on the Principal Sum.

The Borrower waives presentment for payment, protest or notice of protest and notice of dishonour of this promissory note.

DATED at Vancouver, British Columbia, this ____ day of ________________, 2008.

CHEETAH OIL & GAS LTD.

Per: __________________________________